EXHIBIT 10.51

AMENDMENT NO. 4 TO
ASSET PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 4 TO ASSET PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of this 25th day of October 2012 (the “Effective Date”) by and among Fusion Telecommunications International, Inc. (“Fusion”), a corporation organized under the laws of the State of Delaware; NBS Acquisition Corp. (“Newco” and together with Fusion sometimes collectively hereinafter referred to as “Purchasers”), a corporation to be formed under the laws of the State of Delaware as a wholly-owned subsidiary of Fusion; Interconnect Systems Group II LLC (“ISG” or the “Company”), a limited liability company organized under the laws of the State of New Jersey; Jonathan Kaufman (“Kaufman”), a resident of the State of New Jersey; Lisa Kaufman as trustee of the JK Trust (“JK Trust”), a New Jersey Trust and Jonathan Kaufman as trustee of the LKII Trust (“LKII Trust”) a New Jersey Trust. Fusion, Newco, ISG, Kaufman and LK are sometimes hereinafter referred to individually as a “Party” or collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties are all of the parties to that certain Asset Purchase and Sale Agreement dated as of January 30, 2012 (the “Original Agreement”); and

WHEREAS, the Parties desire to amend the Original Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms.  Defined terms, not otherwise defined herein shall have the respective meanings ascribed to them in the Original Agreement.

2. Preamble.  The ninth (9th) paragraph of the preamble of the Original Agreement, which currently reads “WHEREAS, the total purchase price to be paid by Purchasers for the interests and for the assets is twenty million dollars ($20,000,000); and,” is hereby deleted in its entirety and replaced with the following:

WHEREAS, the total purchase price to be paid by Purchasers for the interests and for the assets is nineteen million six hundred thousand dollars ($19,600,000); and

3. Modification to Section 6.14(b).  Section 6.14(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

(b)           As partial consideration for payment of the Purchase Price hereunder and as a material inducement to Purchasers to consummate the Transactions, Kaufman hereby agrees that, for a period of three (3) years from Closing, he (i) will not engage in or conduct, directly or indirectly, in any capacity, any business activities that compete with the business of Fusion or its affiliates within those states in which the Business is conducted or in which Fusion or its affiliates currently or in the future have customers; and will not, directly or indirectly, deliver service in any such state; and (ii) will not solicit employees or agents of NBS, ISG, the Business or Fusion to leave the service of NBS, ISG, the Business or Fusion, as the case may be; and (iii) will not solicit customers of NBS, ISG, the Business or Fusion to divert their business away from, or to reduce their level of business with, NBS, ISG, the Business or Fusion.

4. Financing.  Section 6.15 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

6.15   Financing

The Parties understand and acknowledge that Purchasers’ consummation of the Transactions is subject to and dependent upon its ability to secure adequate financing to pay the Purchase Price under this Agreement and the NBS Purchase Agreement, and provide for reasonable working capital needs following the Closing, as determined by Purchasers, through debt and/or equity financing (“Necessary Funding”). Accordingly, Closing of the Transactions shall, at all times, be contingent upon Purchasers securing Necessary Funding; provided, however, that in the event Purchasers have not secured commitments for Necessary Funding prior to the expiration of 150 days following the Audit Due Date, any Party may terminate this Agreement.

5. No Other Changes. Except as set forth herein, the terms and conditions of the Original Agreement shall remain in full force and effect.

6. Miscellaneous.  The provisions of Article X of the Original Agreement shall be applicable to this Agreement and are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. (“FUSION”)	FUSION NBS ACQUISITION CORP. (“NEWCO”)

By:	By:

Title:	Title

INTERCONNECT SERVICES GROUP II, LLC (“ISG”)	JONATHAN KAUFMAN (“KAUFMAN”)

By:	By:

Title:	Title:

THE LKII TRUST	THE JK TRUST

By:	By:

Title:	Title: